                                                                 EXHIBIT 99.d(2)
                        FORM OF SUBSCRIPTION CERTIFICATE
     THIS OFFER EXPIRES AT 5:00 PM. NEW YORK CITY TIME ON OCTOBER 22, 1999*
       CREDIT SUISSE ASSET MANAGEMENT STRATEGIC GLOBAL INCOME FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK
                            SUBSCRIPTION CERTIFICATE

Dear Shareholder:

    As the registered owner of this Subscription Certificate, you are entitled to exercise the rights issued to you as of September 27, 1999, the record date for the Global Income Fund's rights offering, to subscribe for the number of shares of common stock of the Global Income Fund shown on this Certificate pursuant to the primary subscription upon the terms and conditions and at the subscription price for each share of common stock as specified in the Global Income Fund's Prospectus dated September 24, 1999. The terms and conditions of the rights offering set forth in the Prospectus are incorporated herein by reference. In accordance with the over-subscription privilege described in the Prospectus, you are entitled to subscribe for additional shares if shares remaining after exercise of rights pursuant to primary subscription are available and you have fully exercised your primary subscription rights. If there are not sufficient shares remaining to satisfy all over-subscriptions, the available shares will be allocated among you and the other shareholders who oversubscribe generally in proportion to the number of shares you own on the record date. As described in the Prospectus, the Global Income Fund may in its discretion issue up to an additional 25% of the shares available pursuant to the rights offering to satisfy over-subscriptions.

                               SAMPLE CALCULATION
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                      FULL PRIMARY SUBSCRIPTION ENTITLEMENT
                       (one share for every three Rights)

No. of whole shares                   33               DIVIDED BY 3         =          33                new shares
 owned on the Record      -------------------------                                    ---------------
 Date 100  DIVIDED BY 3     (equals no. of Rights                                      (ignore
 =                                 issued)                                             fractions)

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                          METHOD OF EXERCISE OF RIGHTS

    IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE THE SECTIONS ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE AND RETURN IT TOGETHER WITH PAYMENT, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY TO THE SUBSCRIPTION AGENT, BANKBOSTON, BEFORE 5:00 P.M. ON THE EXPIRATION DATE.*

              BY FIRST CLASS MAIL                                     BY HAND
                                                   Securities Transfer & Reporting Services, Inc.
                                                                   c/o EquiServe
                                                            100 William Street Galleria
                                                                 New York, NY 10038
                   EquiServe
            Corporate Reorganization
                 P.O. Box 9573
             Boston, MA 02205-9573

              BY FIRST CLASS MAIL                     BY OVERNIGHT, CERTIFIED OR EXPRESS MAIL


                   EquiServe                                         EquiServe

            Corporate Reorganization                          Corporate Reorganization

                 P.O. Box 9573                                  40 Campanelli Drive

             Boston, MA 02205-9573                              Braintree, MA 02184


    Full payment of the estimated subscription price of $8.47 per share for all shares subscribed for pursuant to both the primary subscription and over-subscription privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to CREDIT SUISSE ASSET MANAGEMENT STRATEGIC GLOBAL INCOME FUND, INC. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described above, must be received by BankBoston by no later than October 27, 1999.* See pages 3-4 and 13 of the Prospectus.

    No later than November 3, 1999 BankBoston will send you a confirmation (or, if you own your shares through Cede or any other depository or nominee, to Cede or such depository or nominee), showing (i) the number of shares acquired pursuant to the primary subscription, (ii) the number of shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per share and total purchase price for the shares, and (iv) any additional amount payable by you or any excess to be refunded to you. You will not receive any other evidence of title unless you have requested a stock certificate pursuant to this certificate. (See Item D on reverse) Shares subscribed for pursuant to the primary subscription and over-subscription privilege will be evidenced by book-entry registration only. Any refund in connection with your subscription will be delivered as soon as practicable after October 22, 1999.*

 THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE IF YOU DO NOT EXERCISE YOUR RIGHTS
   BEFORE THE CONCLUSION OF THE OFFER, YOUR RIGHTS WILL EXPIRE WITHOUT VALUE

                                     CREDIT SUISSE ASSET MANAGEMENT STRATEGIC
                                     GLOBAL INCOME FUND, INC.

                                     By: /s/ Richard J. Lindquist
                                     Richard J. Lindquist
                                          PRESIDENT AND CHIEF INVESTMENT OFFICER

----------------------------------------
* Unless the rights offering is extended.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: DETAILS OF SUBSCRIPTION:
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

A: I apply for ALL of my entitlement of new shares pursuant to the
   primary subscription                                                                                              X $8.47
                                                                                    (no. of new shares)              (Estimated
                                                                                                                      Subscription
                                                                                                                        Price)
B: I apply for new shares pursuant to the over-subscription privilege+                                               X $8.47
                                                                                 (no. of additional shares)          (Estimated
                                                                                                                      Subscription
                                                                                                                        Price)
                                                                                             AMOUNT ENCLOSED $
                                                                           (make check payable to Credit Suisse Asset Management
                                                                                    Strategic Global Income Fund, Inc.)

A: I apply for ALL of my entitlement of new shares pursuant to the
                                                                         (amount required to
                                                                            be paid)

B: I apply for new shares pursuant to the over-subscription privilege+   * = $
                                                                         (amount required to
                                                                            be paid)

   primary subscription                                                  * = $

+ YOU CAN ONLY OVER-SUBSCRIBE IF YOU HAVE FULLY EXERCISED YOUR PRIMARY SUBSCRIPTION RIGHTS.
IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:
    C. I apply for
------------------------------------------------ X $8.47* = $___________________
                   (no. of new shares)         (AMOUNT ENCLOSED)
    D. I wish to receive stock certificates for the shares I have applied for. / /
     (Please check)
SECTION 2: TO SUBSCRIBE:
    I acknowledge that I have received the Prospectus for the rights offering, and I hereby irrevocably subscribe for the number of new shares indicated above on the terms and conditions set forth in the Prospectus. I UNDERSTAND AND AGREE THAT I WILL BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNT TO THE FUND IF THE SUBSCRIPTION PRICE AS DETERMINED ON THE PRICING DATE IS IN EXCESS OF THE $8.47 ESTIMATED SUBSCRIPTION PRICE PER SHARE.
    I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.
Signature of Subscriber(s)______________________________________________________
            ____________________________________________________________________
Please give your telephone # (  )_______________________________________________
    If you wish to have your confirmation and refund check (if any) delivered to an address other than that listed on this Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.
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SECTION 3: DESIGNATION OF BROKER-DEALER:
    The following broker-dealer is hereby designated as having been instrumental in the exercise of the Subscription Rights:
FIRM: __________________________________________________________________________
REPRESENTATIVE NAME: ___________________________________________________________
REPRESENTATIVE NUMBER: _________________________________________________________

* NOTE: $8.47 per share is an estimated price only. The final subscription price will be determined on October 22, 1999, the pricing date, (which is also the date when your rights will expire), and could be higher or lower depending on changes in the net asset value and share price of the common stock.